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                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("this Agreement") is made and effective this 21st day of April, 2000, by and between DALEEN TECHNOLOGIES, INC., a Florida corporation located at 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487 ("DTI" or "Employer"), and Steven Kim residing at 233 Shoreline Road, Barrington, Illinois 60010 ("Employee").

                                   WITNESSETH:

         WHEREAS, DTI believes it is in DTI's best interest to employ Employee, and Employee desires to be employed by DTI;

         WHEREAS, DTI and Employee desire to set forth the terms and conditions on which Employee shall be employed by and provide his services to DTI.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. EMPLOYMENT. DTI hereby employs Employee in its business, and Employee hereby accepts such employment, all upon the terms and conditions hereinafter set forth.

         2. TERM. Unless sooner terminated pursuant to the provisions of this Agreement, the term of employment under this Agreement shall be for as long as Employee remains employed hereunder, with Employee acknowledging that he is an at will employee. If an Employee decides to terminate this or her employment, DTI recommends a minimum two (2) week notice. Whenever possible, Daleen will reciprocate with two (2) weeks notice for termination, but reserves the right to waive this notice period at its own discretion.

         3. CONFIDENTIALITY & NON-DISCLOSURE. Both during and after Employee's employment they shall not disclose to anyone outside DTI any "Confidential & Proprietary Information" and shall use such information only for DTI's business purposes, and shall provide DTI with notice of any inadvertent disclosure of such information. "Confidential & Proprietary Information" is defined as information that has not been made publicly available by DTI or the third party owner of such information. It includes Developments (defined in Section 5), technical data, specifications, designs, concepts, discoveries, copyrights, improvements, product plans, research and development, financial information, customer lists, leads, and/or marketing programs.

                  Employee shall not disclose to DTI, use in DTI's business, or cause DTI to use any information or material which is confidential to any third party unless DTI has a written agreement with the third party allowing DTI to receive and use the confidential information or materials. Employee will not incorporate into Employee's work any material that is subject to the copyrights of any third party unless DTI has the right to copy and incorporate such copyrighted material.

         4. SURRENDER OF RECORDS. Upon the termination of the Employee's employment, for any reason whatsoever, the Employee agrees to surrender to DTI, in good condition, all records pertaining to DTI's business operations and related to any work performed for DTI, all DTI property, and any and all third party property, including all Confidential & Proprietary Information, drawings, computer programs or copies thereof, documentation, notebooks and notes, reports and any other materials on electronic or printed media. Included are any documents or media containing the names, addresses, and other information with regard to customers or potential customers of the DTI.

         5. INVENTION ASSIGNMENT. Employee hereby grants, transfers and assigns to DTI all of his or her rights, title and interest, if any, in any and all Developments, including rights to translation and reproductions in all forms or formats and the copyrights and patent rights thereto, if any, and he or she agrees that DTI may copyright said materials in DTI's name and secure renewal, reissues and extensions of such copyrights for such periods of time as the law may permit. "Developments" is defined as any idea, invention, process, design, concept, or useful article (whether the design is ornamental or otherwise), computer program, documentation, literary work, audiovisual work and any other work of authorship, hereafter expressed, made or conceived in the scope of Employee's employment or engagement and solely or jointly by employee during Employee's employment whether or not subject to patent, copyright or other forms of protection.



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                  Employee acknowledges that the copyrights in Developments
created by Employee belong to DTI by operation of law, or may belong to a party engaged by DTI by operation of law pursuant to a works for hire contract between DTI and such contracted party. To the extent the copyrights in such works may not be owned by DTI or such contracted party by operation of law, Employee hereby assigns to DTI or such contracted party, as the case may be, all copyrights (if any) Employee may have in Developments.

                  Items not assigned by this Section 5 are listed and described on the attached "Schedule of Separate Works." Employee agrees not to include any party of such items in the materials Employee prepares for DTI unless and until such items are licensed or assigned to DTI under separate written agreement.

                  At all times hereafter, Employee agrees promptly to disclose to DTI all Developments, to execute separate written assignments to DTI at DTI's request, and to assist DTI in obtaining patents or copyrights in the U.S. and in other countries, on any Developments assigned to DTI that DTI, in its sole discretion, seeks to patent or copyright. Employee also agrees to sign all documents, and do all things necessary to obtain such patents or copyrights, to further assign them to DTI, and to reasonably protect them and DTI against infringement by other parties at DTI expense with DTI prior approval.

                  Employee irrevocably appoints any DTI-selected designee to act, at all time hereafter, as his or her agent and attorney-in-fact to perform all reasonable acts to obtain patents and/or copyrights related to Developments as defined and required by this Agreement if Employee (i) refuses to perform those acts or (ii) is unavailable, within the meaning of the United States Patent and Copyright laws. It is expressly intended by Employee that the foregoing power of attorney be coupled with an interest.

                  Employee shall keep complete, accurate, and authentic information and records on all Developments in the manner and form reasonably requested by DTI. Such information and records, and all copies thereof, shall be the property of DTI as to any Developments assigned to DTI. Employee agrees to promptly surrender such information and records at the request of DTI as to any Developments.

         6. NON-SOLICITATION. Without limitation of any other Agreement between Employee and DTI, Employee shall not employ or engage or attempt to employ or engage the services of any employee of DTI, either directly or through the agency of a third party during the term of, or within one (1) year after, the termination of Employee's employment or engagement with DTI.

         7. NON-COMPETITION AGREEMENT. Employee shall not while employed by DTI, and after the termination of said employment for the time period described in the paragraph below as the "Non-Compete Period," directly or indirectly, as owner, officer, director, employee or agent conduct or be related to any business in direct competition with any business of DTI now, or any business DTI may enter into during the Employee's period of employment. An exception will be made in the cases of competitive businesses wherein Employee is not working directly in a competitive capacity by virtue of their position or in a competitive operating unit and said competitive products and services are less than twenty-five (25%) of its total revenue.

                  In addition to, and not in limitation of the other provisions hereof or of any other Agreement between Employee and DTI, Employee shall not at any time in any manner other than in the ordinary course of good faith competition only as permitted herein interfere with, disturb, disrupt, decrease or otherwise jeopardize the business of DTI or do or permit to be done anything which may tend to take away or diminish the trade, business or good will of DTI or give to any person the benefit or advantage of DTI's methods of operation, advertising, publicity, training, business customers or accounts, or any other information relating or useful to DTI's business.

                  The Non-Compete Period shall be dependent on the duration of Employee's employment with DTI as follows:

         1. If Employee has completed ninety (90) days or less of employment with DTI there will be no Non-Compete Period;

         2. If Employee has completed more than ninety (90) days of employment with DTI the Non-Compete Period will be six (6) months.

         3. DTI may waive the Non-Compete period or any portion of it, at its sole discretion.

                  The existence of any claim or cause of action by Employee against DTI predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by DTI of these covenants.



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                  Employee acknowledges and confirms that the restrictions
contained herein are fair and reasonable and not the result of overreaching, duress, or coercion of any kind.

         8. SEVERANCE. In further consideration of the entering into of this Agreement by Employee, DTI agrees to entitle Employee to a severance pay benefit based upon base salary dependent upon the duration of Employee's employment with DTI, determined as follows:

         (1) If Employee has completed ninety (90) days or less of employment with DTI there will be no severance benefit;

         (2) If Employee has completed more than ninety (90) days of employment with DTI the Employee shall be entitled to three (3) month's severance base pay.

         (3) If DTI waives the Non-Compete Period in its entirety or any portion of it, there shall be no severance benefit paid for the period that is waived.

                  The foregoing severance benefit shall be paid by Daleen in accordance with DTI's current payroll policies. Employee shall not be entitled to any severance benefit if terminated by Daleen for cause or if Employee voluntarily resigns from his or her employment with Daleen subject to the provisions of the Non-Compete period in Section 7.

         9. CONFLICT OF INTEREST. Employee agrees to devote their primary efforts to the service of DTI and the promotion of DTI's interests. Employee further agrees never to enter into any relationship, and to immediately sever any existing relationship, whether such relationship is one for monetary gain, or not, that compromises Employee's ability to act in the best interests of DTI, or detracts from Employee's ability to perform Employee's responsibilities and obligations. In the event that the Employee obtains secondary employment, Employee agrees to notify the Human Resources Department of DTI prior to commencing said employment.

         10. ENTIRE AGREEMENT & TERMINATION. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties. The Employer may, in its sole discretion, terminate this Agreement for any reason, subject to any applicable severance obligation as set forth herein.

         11. AMENDMENTS. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         12. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

         13. EMPLOYEE REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS. Employee represents and warrants to DTI that he is fully empowered to enter and perform his obligations under this Agreement and, without limitation, that he is under No restrictive covenants to any person or entity that will be violated by his entering into and performing this Agreement, and that this Agreement constitutes the valid and legally binding obligation of Employee enforceable in accordance with its terms. The execution and delivery of this Agreement by Employee has been duly authorized by all necessary action. Employee shall indemnify DTI upon demand for and against any and all judgments, losses, claims, damages, costs (including without limitation all legal fees and costs, even if incident to appeals) incurred or suffered by any of them as a result of the breach of the representations and warranties made in this section, or as a result of the failure of the acknowledgment made in this section to be true and correct at all times.

         14. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.




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         15. SEVERABILITY. If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

         16. SURVIVAL. Notwithstanding anything to the contrary herein, the provisions of this Agreement shall survive and remain in effect in accordance with their respective terms in the event the employment is terminated.

         17. WAIVERS. The failure or delay of DTI at any time to require performance by Employee of any provision of this Agreement, even if known, shall not affect the right of DTI to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by DTI of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on Employee in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         18. SPECIFIC PERFORMANCE. Employee acknowledges that the services to be rendered by Employee hereunder are extraordinary and unique and are vital to the success of DTI, and that damages at law would be an inadequate remedy for any breach or threatened breach of this Agreement by Employee. Therefore, in the event of a breach or threatened breach by Employee of any provision of this Agreement, then DTI shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach.

         19. REMEDIES CUMULATIVE. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DALEEN TECHNOLOGIES, INC.


By:               /s/ PHILIP DAVIS                   Date: MAY 15, 2000
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Printed Name:     PHILIP DAVIS
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EMPLOYEE:         /s/ STEVEN R. KIM                  Date: APRIL 25, 2000
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Printed Name:     STEVEN R. KIM
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